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EXHIBIT 99.1

Ultimate Electronics Reports 9% Increase in
Sales for the Quarter Ended April 30, 2003

        DENVER, May 8 /PRNewswire-FirstCall/ — Ultimate Electronics, Inc. (Nasdaq: ULTE) today announced its sales results for the quarter ended April 30, 2003.

        Sales for the quarter ended April 30, 2003 were $155,200,000, a 9% increase from sales of $142,200,000 for the same period in the previous year. Comparable store sales were down 8% for the quarter.

        As reported on April 29, 2003, the company's sales for the quarter were impacted significantly during the period from March 17, 2003 through April 11, 2003, when the United States was actively at war and business at most of the company's Colorado stores was severely impaired for five days due to the area's largest snow storm in over 90 years. The company believes that results since April 11, 2003 indicate sales are returning to the company's pre-war expectations for fiscal 2004.

        Ultimate Electronics plans to announce earnings for the first quarter in a press release scheduled for May 29, 2003. The company plans to provide an update in its earnings release on its product mix, its initiatives to improve gross margins and selling, general and administrative expenses, and the impact of EITF 02-16, Accounting by a Customer for Certain Consideration Received from a Vendor.

        Ultimate Electronics is a leading specialty retailer of home entertainment and consumer electronics products in 13 states. The company operates 58 stores, including 40 stores in Arizona, Idaho, Illinois, Iowa, Minnesota, Missouri, Nevada, New Mexico, Oklahoma, South Dakota, Texas and Utah under the trade name Ultimate Electronics®, 11 stores in Colorado under the trade name SoundTrack® and seven stores in Minnesota under the trade name Audio King®. In addition, the company operates Fast Trak, Inc., an independent electronics repair company based in Minnesota and a wholly owned subsidiary of Ultimate Electronics. During the past two years, the company received numerous industry awards including Audio Video International's 2002 "Top 10 Audio/Video Retailer of the Year."

        The statements made in this news release, other than those concerning historical financial information, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon the company. These forward-looking statements include statements regarding the events impacting sales, post-war sales improvement and the schedule for releasing results for the first quarter, including the impact of EITF 02-16. Actual results may differ materially from those included in the forward-looking statement due to a number of factors, including, but not limited to: the success of sales and gross margin initiatives and cost reduction measures for the balance of fiscal 2004; changes in general economic conditions; shifts in merchandise mix; activities of competitors; the challenges associated with entering new markets; terrorism and acts of war; and other risk factors identified in the company's Annual Report on Form 10-K for the fiscal year ended January 31, 2002, filed with the Securities and Exchange Commission. There can be no assurance that future developments affecting the company will be those anticipated by management. The company disclaims any obligation to update or revise any of the forward-looking statements that are in this news release.

        Ultimate Electronics is expected to release its first quarter earnings results on the morning of May 29, 2003 and to hold its conference call at 11:00 a.m. Eastern Time on the day of the release, which will be broadcast live on the Internet. Please visit the Company's Web site at http://www.ultimateelectronics.com and click on the Street Events icon on the Investor Relations page to access the live broadcast. Ultimate Electronics news releases, quarterly sales and operating results can be found on the Internet on the Company's Web site at www.ultimateelectronics.com.

        For further information, please contact Alan E. Kessock, Chief Financial Officer, Ultimate Electronics, Inc., +1-303-801-4000, alan.kessock@ulte.com.

SOURCE Ultimate Electronics, Inc.

/CONTACT: Alan E. Kessock, Chief Financial Officer, Ultimate Electronics, Inc.,
+1-303-801-4000, alan.kessock@ulte.com /
/Company News On-Call: http://www.prnewswire.com/comp/877054.html /
/Web site: http://www.ultimateelectronics.com /
(ULTE)

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Ultimate Electronics Reports 9% Increase in Sales for the Quarter Ended April 30, 2003